     As filed with the Securities and Exchange Commission on March 28, 2006

                                                           Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                           --------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                             The Quigley Corporation
                             -----------------------
             (Exact Name of Registrant as Specified in Its Charter)

              NEVADA                                   23-2577138
              ------                                   ----------
(State or Other Jurisdiction of                     (I.R.S. Employer
 Incorporation or Organization)                    Identification Number)

                                 Kells Building
                             621 Shady Retreat Road
                         Doylestown, Pennsylvania 18901
                                 (215) 345-0919
                -------------------------------------------------
                (Address Principal Executive Offices) (Zip Code)

                             1997 Stock Option Plan
                             -----------------------
                            (Full Title of the Plan)

                                 Guy J. Quigley
                      President and Chief Executive Officer
                             The Quigley Corporation
                                 Kells Building
                             621 Shady Retreat Road
                         Doylestown, Pennsylvania 18901
                         ------------------------------
                     (Name and Address of Agent For Service)

                                 (215) 345-0919
                                 --------------
           Telephone Number, Including Area Code of Agent For Service.

                                    Copy to:

                            Robert H. Friedman, Esq.
                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                Park Avenue Tower
                               65 East 55th Street
                            New York, New York 10022
                            Telephone: (212) 451-2300
                            Facsimile: (212) 451-2222

                                             CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                          Proposed               Proposed
                                      Amount to be         Maximum               Maximum
                                       Registered       Offering Price       Aggregate Offering         Amount of
Title of Shares to be Registered         (1)(2)          Per Share (3)            Price              Registration  Fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.0005 par value          1,500,000           $8.53             $12,795,000.00            $1,369.07
per share
-----------------------------------------------------------------------------------------------------------------------
TOTAL                                                                                                   $1,369.07
-----------------------------------------------------------------------------------------------------------------------

     (1)  Pursuant to Rule 416 of the  Securities  Act of 1933, as amended,  the registration  statement  also  covers  such  indeterminate  additional shares  of  common  stock as may  become  issuable  as a result of any future  anti-dilution  adjustment in accordance  with the terms of the
          1997 Stock Option Plan (the "Plan").

     (2)  The number of shares available for the grant of options under the Plan has been increased from 3,000,000 to 4,500,000.

     (3)  Pursuant to Rule 457 (h) of the  Securities  Act of 1933,  as amended, the offering  price per share,  solely for the purpose of  calculating the  registration  fee,  is based on the  average  of the high and low prices of the Registrant's  common stock on the Nasdaq National Market on March 23, 2006.

                                                           ii

================================================================================

                                EXPLANATORY NOTES

         The Quigley  Corporation (the "Company") has prepared this registration statement in accordance  with the  requirements of Form S-8 under the Securities
Act of 1933, as amended (the "Securities Act"), to register shares of our common stock,  $0.0005 par value per share,  issuable  under our 1997 Stock Option Plan
(the  "Plan").  A total of 1,500,000  shares of common stock of the Company were registered  by the Company on Form S-8 (No.  333-61313)  which  shares of common stock  are to be  issued  in  connection  with the  Plan.  On May 4,  2001,  the stockholders  of the Company  approved an  amendment to the Plan to increase the number of shares of Common Stock issuable  under the Plan from 1,500,000  shares to  3,000,000  shares.  An  additional  1,500,000  shares of common stock of the
Company were registered by the Company on Form S-8 (No.  333-73456) which shares of common stock are to be issued in connection  with the Plan. On June 28, 2005, the  stockholders  of the Company  approved an amendment to the Plan to increase the  number of shares of Common  Stock  issuable  under the Plan from  3,000,000 shares to 4,500,000 shares.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         We will provide documents containing the information  specified in Part
1 of Form S-8 to employees as specified by Rule  428(b)(1)  under the Securities
Act. Pursuant to the instructions to Form S-8, we are not required to file these documents  either as part of this  registration  statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

                                   PROSPECTUS

                                1,500,000 SHARES
                             THE QUIGLEY CORPORATION
                    COMMON STOCK. $0.0005 PAR VALUE PER SHARE

                             THE QUIGLEY CORPORATION

         This  prospectus  relates to the reoffer and resale by certain  selling stockholders of shares of our common stock that have been or may be issued by us to the selling stockholders upon the exercise of stock options granted under our stock option plans or pursuant to other  grants of stock  options to  employees, consultants and non-employee  directors.  We have not previously  registered the offer and sale of the shares to the selling  stockholders.  This prospectus also relates  to  certain  underlying  options  that  have not as of this  date  been granted.  If and when such  options are  granted to persons  required to use the prospectus to reoffer and resell the shares  underlying  such  options,  we will distribute a prospectus  supplement.  The shares are being  reoffered and resold for the  account of the  selling  stockholders.  We will not  receive any of the proceeds from the resale of the shares.

         The  selling  stockholders  have  advised  us that the  resale of their shares  may be  effected  from time to time in one or more  transactions  on the
Nasdaq  National  Market,  in negotiated  transactions  or otherwise,  at market prices prevailing at the time of the sale or at prices otherwise negotiated. See
"Plan  of  Distribution."  We will  bear all  expenses  in  connection  with the preparation of this prospectus.

         Our principal executive offices are located at the Kells Building,  621
Shady Retreat Road,  Doylestown,  Pennsylvania  18901.  Our telephone  number is
(215) 345-0919.

         Our common  stock is listed on the  Nasdaq  National  Market  under the symbol  "QGLY." The last  reported  sale price for our common stock on March 27,
2006 was $8.50 per share.

--------------------------------------------------------------------------------

                THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 2.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE  SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS
PROSPECTUS  IS TRUTHFUL OR  COMPLETE.  ANY  REPRESENTATION  TO THE CONTRARY IS A
CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

                 The date of this prospectus is March 28, 2006.

                                       ii

                                TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         -----

         You should rely only on the information contained in this prospectus or any  accompanying  supplemental  prospectus  and  the  information  specifically incorporated  by reference.  We have not  authorized  anyone to provide you with different  information  or make any additional  representations.  This is not an offer of these securities in any state or other  jurisdiction where the offer is not  permitted.  You should  not assume  that the  information  contained  in or incorporated by reference into this  prospectus or any prospectus  supplement is accurate  as of any  date  other  than  the  date on the  front  of each of such documents.

                                      iii

                           INCORPORATION BY REFERENCE

         The  Securities  and  Exchange  Commission  (the  "SEC")  allows  us to
"incorporate by reference" the  information we file with them,  which means that we can disclose  important  information to you by referring to those  documents.
The  information  we incorporate by reference is considered to be a part of this prospectus and  information  that we file later with the SEC will  automatically update and replace this  information.  We incorporate by reference the documents listed below and any future filings we make with the SEC under  Sections  13(a),
13(c),  14 or 15(d) of the Securities  Exchange Act of 1934, as amended prior to the termination of this offering:

         (1)   Our Annual  Report on Form 10-K for the year ended  December  31,
2005;

         (2)   Current Report on Form 8-K filed on February 27, 2006; and

         (3)   The  description  of our Common Stock,  $.0005 par value,  in our registration statement on Form 8-A filed October 25, 1996.

         You may request a copy of these filings (excluding the exhibits to such filings  which  we have  not  specifically  incorporated  by  reference  in such filings) at no cost, by writing or telephoning us at:

                             The Quigley Corporation
                                 Kells Building
                             621 Shady Retreat Road
                         Doylestown, Pennsylvania 18901
                       Attention: Chief Financial Officer
                               Tel. (215) 345-0919

                              ABOUT THIS PROSPECTUS

         This  prospectus is part of a registration  statement we filed with the
SEC.  You  should  rely only on the  information  provided  or  incorporated  by reference in this prospectus or any related  supplement.  We have not authorized anyone else to provide you with different information.  The selling stockholders will not make an offer of these  shares  in any  state  where  the  offer is not permitted.  You should not assume that the information in this prospectus or any supplement  is accurate as of any other date than the date on the front of those documents.

                                   THE COMPANY

         The Quigley  Corporation (the "Company" and herein referred to as "we",
"us" and "our") isa Nevada  corporation  which was  organized on August 24, 1989 and commenced business operations in October 1989.

         Headquartered   in   Doylestown,   Pennsylvania,   we  are  a   leading
manufacturer, marketer and distributor of a diversified range of homeopathic and health products which comprise the Cold Remedy, Health and Wellness and Contract
Manufacturing  segments.  The  Company  is also  involved  in the  research  and development  of  potential  prescription  products  that  comprise  the  Ethical
Pharmaceutical segment.

         Our business is the development,  manufacture, sale and distribution of over the counter  (OTC) cold remedy  products,  proprietary  health and wellness products through our direct selling  subsidiary and the research and development of natural-source derived pharmaceuticals.

         Cold-Eeze(R)  is one of our key cold remedy OTC products whose benefits are derived from our proprietary zinc formulation.  The product's  effectiveness has  been  substantiated  in two  double-blind  clinical  studies  proving  that
Cold-Eeze(R)  reduces the duration  and severity of the common cold  symptoms by nearly half. The Cold Remedy segment,  where  Cold-Eeze(R)  is  represented,  is reviewed  regularly  to  realize  any  new  consumer  opportunities  in  flavor, convenience  and  packaging  to help improve  market share for the  Cold-Eeze(R)
product.  Additionally, we are constantly active in exploring and developing new products  consistent  with our brand  image  and  standard  of  proven  consumer benefit.

         Effective October 1, 2004, we acquired  substantially all of the assets of JoEl,  Inc., the previous  manufacturer of the  Cold-Eeze(R)  lozenge product assuring a future manufacturing  capability necessary to support the business of
the  Cold  Remedy  segment.   This  manufacturing  entity,  now  called  Quigley
Manufacturing  Inc.  ("QMI"),  our wholly  owned  subsidiary,  will  continue to produce  lozenge  product  along  with  performing  such  operational  tasks  as warehousing and shipping our Cold-Eeze(R)  products. In addition, QMI produces a variety of hard and organic candy for sale to third party  customers in addition to performing contract manufacturing activities for non-related entities.

         Our  Health  and   Wellness   segment  is   operated   through   Darius
International Inc. ("Darius"), our wholly owned subsidiary,  which was formed in
January 2000 to introduce new products to the  marketplace  through a network of independent distributor representatives. Darius is a direct selling organization specializing in proprietary  nutritional and dietary supplement based health and wellness products.  The formation of Darius has provided us with diversification in both the method of product  distribution  and the  broader  range of products available  to the  marketplace,  serving  as a balance to the  seasonal  revenue cycles of the Cold-Eeze(R) branded products.

         In January 2001, we formed an Ethical Pharmaceutical  segment,  Quigley
Pharma Inc.  ("Quigley  Pharma"),  that is under the  direction of its Executive
Vice President and Chairman of its Medical  Advisory  Committee.  Quigley Pharma
was formed for the purpose of developing  naturally derived  prescription drugs.
Quigley  Pharma is currently  undergoing  research and  development  activity in compliance  with regulatory  requirements.  At this time, five patents have been issued and assigned to us resulting from research activity of Quigley Pharma. In certain  instances  where a critical mass of positive  scientific  data has been established  for compounds  that we do not envision  bringing to market,  we may decide to sell or license our technology.

         Our mailing address is PO Box 1349, Doylestown, PA 18901. Our telephone number is (215) 345-0919.

                                  RISK FACTORS

         AN INVESTMENT IN OUR COMMON STOCK  INVOLVES A HIGH DEGREE OF RISK.  THE
RISK  FACTORS  LISTED  BELOW ARE THOSE THAT WE  CONSIDER  TO BE  MATERIAL  TO AN
INVESTMENT IN OUR COMMON STOCK AND THOSE WHICH, IF REALIZED, COULD HAVE MATERIAL
ADVERSE EFFECTS ON OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS AS
SPECIFICALLY  DISCUSSED  BELOW.  IF SUCH AN ADVERSE  EVENT  OCCURS , THE TRADING

PRICE OF OUR COMMON STOCK COULD DECLINE,  AND YOU COULD LOSE ALL OR PART OF YOUR
INVESTMENT.  BEFORE  YOU  INVEST IN OUR  COMMON  STOCK,  YOU  SHOULD BE AWARE OF
VARIOUS RISKS,  INCLUDING THOSE DESCRIBED BELOW.  YOU SHOULD CAREFULLY  CONSIDER
THESE RISK  FACTORS,  TOGETHER  WITH ALL OF THE OTHER  INFORMATION  INCLUDED  OR
INCORPORATED  BY  REFERENCE  IN THIS  PROSPECTUS,  BEFORE YOU DECIDE  WHETHER TO
PURCHASE  OUR  COMMON  STOCK.   THIS  SECTION  INCLUDES  OR  REFERS  TO  CERTAIN
FORWARD-LOOKING   STATEMENTS.  YOU  SHOULD  REFER  TO  THE  EXPLANATION  OF  THE
QUALIFICATIONS AND LIMITATIONS ON SUCH  FORWARD-LOOKING  STATEMENTS DISCUSSED ON
PAGE 11.

         WE HAVE A HISTORY OF LOSSES AND LIMITED  WORKING  CAPITAL AND WE EXPECT
TO INCREASE OUR SPENDING.

         We have  experienced  net  losses  for three of our past  seven  fiscal years. Although we earned net income of approximately  $3,217,000,  $453,000 and
$675,000, respectively, in our most recent fiscal years ended December 31, 2005,
December 31, 2004 and 2003, we incurred net losses of $6,454,000, $5,196,000 and
$4,204,000,  respectively, in the fiscal years ended December 31, 2002, December
31, 2000 and December 31, 1999.  In the fiscal year ended  December 31, 2001, we earned net income of $216,000,  but that amount included net settled  litigation payments paid to us of  approximately  $700,000 related to licensing fees. As of
December 31, 2005, we had working capital of approximately $20,682,000. Since we continue to increase our spending on research and development in connection with
Quigley Pharma's product development,  we are uncertain whether we will generate sufficient revenues to meet expenses or to operate profitably in the future.

         WE HOLD PATENTS WHICH WE MAY NOT BE ABLE TO DEVELOP INTO PHARMACEUTICAL
MEDICATIONS.

         Our success depends in part on Quigley Pharma's ability to research and develop prescription medications based on our patents which are:

         o        A Patent (No.  6,555,573 B2) entitled  "Method and Composition for the Topical Treatment of Diabetic  Neuropathy." The patent extends through March 27, 2021.

         o        A Patent (No.  6,592,896 B2) entitled  "Medicinal  Composition and Method of Using It" (for Treatment of Sialorrhea and other
                  Disorders) for a product to relieve  Sialorrhea  (drooling) in patients  suffering from Amyotrophic  Lateral Sclerosis (ALS), otherwise  known as Lou Gehrig's  Disease.  The patent extends through August 6, 2021.

         o        A Patent (No. 6,596,313 B2) entitled  "Nutritional  Supplement and Method of Using It" for a product  to  relieve  Sialorrhea
                  (drooling)  in patients  suffering  from  Amyotrophic  Lateral
                  Sclerosis (ALS),  otherwise known as Lou Gehrig's Disease. The patent extends through April 15, 2022.

         o        A Patent (No.  6,753,325 B2) entitled  "Composition and Method
                  for   Prevention,   Reduction   and   Treatment  of  Radiation
                  Dermatitis,"  a composition  for the  preventing,  reducing or treating  radiation  dermatitis.  The patent  extends  through
                  November 5, 2021.

         o        A Patent (No. 6,827,945 B2) entitled "Nutritional Supplement &
                  Methods  of  Using  Same"  for a  naturally  derived  compound
                  developed   for  the   treatment  of  arthritis   and  related
                  inflammatory disorders.  The patent extends through August 22,
                  2023.

         These potential new products are in the development stage and we cannot give any assurances that we can develop  commercially viable products from these patent applications. Prior to any new product being ready for sale, we will have to commit substantial resources for research, development,  preclinical testing, clinical  trials,  manufacturing  scale-up  and  regulatory  approval.  We  face significant  technological  risks inherent in developing these products.  We may abandon some or all of our proposed new products before they become commercially viable.  Even if we develop and obtain  approval of a new product,  if we cannot successfully  commercialize  it in a timely  manner,  our business and financial condition may be materially adversely affected.

         WE WILL NEED TO OBTAIN ADDITIONAL  CAPITAL TO SUPPORT LONG-TERM PRODUCT
DEVELOPMENT AND COMMERCIALIZATION PROGRAMS.

         Our ability to achieve and sustain operating  profitability  depends in large part on our ability to commence,  execute and complete  clinical  programs for, and obtain additional  regulatory approvals for,  prescription  medications developed by Quigley  Pharma,  particularly  in the U.S.  and Europe.  We cannot assure you that we will ever obtain such approvals or achieve significant levels of sales.  Our current  sales  levels of  Cold-Eeze(R)  products  and health and wellness products may not generate all the funds we anticipate will be needed to support  our  current  plans  for  product  development.  We may need to  obtain
additional   financing  to  support  our  long-term   product   development  and
commercialization  programs.  We may seek  additional  funds through  public and private stock offerings,  arrangements with corporate partners, borrowings under lines of credit or other sources.

         The amount of capital we may need to complete  product  development  of
Quigley Pharma's products will depend on many factors, including;

         o        the  cost  involved  in  applying  for and  obtaining  FDA and international regulatory approvals;

         o        whether  we elect to  establish  partnering  arrangements  for
                  development,   sales,  manufacturing  and  marketing  of  such
                  products;

         o        the level of future sales of our  Cold-Eeze(R)  and health and wellness products,  expense levels for our international sales and marketing efforts;

         o        whether we can establish and maintain  strategic  arrangements for  development,  sales,  manufacturing  and marketing of our products; and

         o        whether any or all of our outstanding options and warrants are exercised and the timing and amount of these exercises.

         Many of the foregoing factors are not within our control. If we need to raise additional funds and such funds are not available on reasonable  terms, we may have to reduce our capital  expenditures,  scale back our development of new
products,   reduce  our  workforce  and   out-license  to  others   products  or

technologies  that we  otherwise  would  seek to  commercialize  ourselves.  Any additional  equity  financing  will be  dilutive to  stockholders,  and any debt financing, if available, may include restrictive covenants.

         OUR  CURRENT  PRODUCTS  AND  POTENTIAL  NEW  PRODUCTS  ARE  SUBJECT  TO
EXTENSIVE GOVERNMENTAL REGULATION.

         Our  business  is  regulated  by  various  agencies  of the  states and localities  where our products  are sold.  Governmental  regulations  in foreign countries  where we plan to commence or expand  sales may prevent or delay entry
into  a  market  or  prevent  or  delay  the   introduction,   or  require   the
reformulation,  of certain  of our  products.  In  addition,  we cannot  predict whether new domestic or foreign  legislation  regulating our activities  will be enacted.  Any new  legislation  could  have a  material  adverse  effect  on our business, financial condition and operations. Non-compliance with any applicable requirements  may subject us or the  manufacturers of our products to sanctions, including warning letters, fines, product recalls and seizures.

         COLD  REMEDY AND  HEALTH  AND  WELLNESS  PRODUCTS.  The  manufacturing, processing,  formulation, packaging, labeling and advertising of our cold remedy and health and wellness  products are subject to regulation  by several  federal agencies, including:

         o        the FDA;

         o        the Federal Trade Commission ("FTC");

         o        the Consumer Product Safety Commission;

         o        the United States Department of Agriculture;

         o        the United States Postal Service;

         o        the United States Environmental Protection Agency; and

         o        the Occupational Safety and Health Administration.

         In particular,  the FDA regulates the safety, labeling and distribution of dietary supplements,  including vitamins, minerals and herbs, food additives, food supplements, over-the-counter and prescription drugs and cosmetics. The FTC also has  overlapping  jurisdiction  with the FDA to regulate the  promotion and advertising  of  vitamins,  over-the-counter  drugs,  cosmetics  and  foods.  In addition,  our cold remedy products are homeopathic remedies which are regulated by the Homeopathic  Pharmacopoeia of the United States  ("HPUS").  HPUS sets the standards for source,  composition and preparation of homeopathic remedies which are officially recognized in the Federal Food, Drug and Cosmetics Act of 1938.

         QUIGLEY PHARMA. The preclinical  development,  clinical trials, product manufacturing  and  marketing  of Quigley  Pharma's  potential  new products are subject  to  federal  and  state  regulation  in the  United  States  and  other countries.  Clinical trials and product  marketing and manufacturing are subject to the rigorous review and approval  processes of the FDA and foreign regulatory authorities.  Obtaining FDA and other required  regulatory  approvals is lengthy and  expensive.  Typically,  obtaining  regulatory  approval for  pharmaceutical products requires  substantial  resources and takes several years. The length of this process depends on the type,  complexity and novelty of the product and the nature of the disease or other  indication  to be treated.  Preclinical  studies must  comply  with FDA  regulations.  Clinical  trials must also comply with FDA regulations  and may require large numbers of test subjects,  complex  protocols and possibly lengthy follow-up periods. Consequently, satisfaction of government regulations  may take several years,  may cause delays in introducing  potential new products for  considerable  periods of time and may require  imposing costly procedures upon our activities.  If we cannot obtain regulatory  approval of new products in a timely manner or at all we could be materially adversely affected.
Even if we obtain regulatory approval of new products,  such approval may impose limitations  on the indicated  uses for which the products may be marketed which could also materially  adversely  affect our business,  financial  condition and future operations.

         OUR BUSINESS IS VERY COMPETITIVE AND INCREASED COMPETITION COULD HAVE A
SIGNIFICANT IMPACT ON OUR EARNINGS.

         Both  the   non-prescription   healthcare  product  and  pharmaceutical
industries are highly  competitive.  Many of our competitors have  substantially greater  capital  resources,  research and  development  staffs,  facilities and experience  than we do.  These and other  entities  may have or may  develop new technologies.  These  technologies  may be used to develop products that compete with ours.

         We believe that our primary cold remedy  product,  Cold-Eeze(R),  has a competitive  advantage  over  other  cold  remedy  products  because it has been clinically  proven to reduce the severity and duration of common cold  symptoms.
We believe  Darius has an  advantage  over its  competitors  because it directly sells its proprietary health and wellness products through its extensive network of independent  distributors.  Competition in Quigley Pharma's  expected product areas  would most  likely come from large  pharmaceutical  companies  as well as other  companies,  universities  and research  institutions,  many of which have resources far in excess of our resources.

         The Company believes that its ability to compete depends on a number of factors,  including price, product quality,  availability,  reliability and name recognition  of its cold  remedy,  health  and  wellness  products  and  Quigley
Pharma's ability to successfully  develop and market  prescription  medications.
There can be no assurance  that we will be able to compete  successfully  in the future. If we are unable to compete, our earnings may be significantly impacted.

         OUR FUTURE  SUCCESS  IS  DEPENDENT  ON THE  CONTINUED  SERVICES  OF KEY
PERSONNEL INCLUDING OUR CHAIRMAN OF THE BOARD OF DIRECTORS,  PRESIDENT AND CHIEF
EXECUTIVE OFFICER.

         Our future  success  depends in large part on the continued  service of our key personnel.  In  particular,  the loss of the services of Guy J. Quigley, our Chairman of the Board,  President and Chief  Executive  Officer could have a material adverse effect on our operations.  We have an employment agreement with
Mr.  Quigley which expired on December 31, 2005.  Our future  success and growth also depends on our ability to continue to attract,  motivate and retain  highly qualified employees. If we are unable to attract,  motivate and retain qualified employees, our business and operations could be materially adversely affected.

         OUR FUTURE  SUCCESS  DEPENDS ON THE CONTINUED  EMPLOYMENT OF RICHARD A.
ROSENBLOOM, M.D., PH.D., WITH QUIGLEY PHARMA.

         Quigley Pharma's potential new products are being developed through the efforts  of Dr.  Rosenbloom.  The loss of his  services  could  have a  material adverse effect on our product development and future operations.

         OUR FUTURE  SUCCESS IS DEPENDENT  ON THE  CONTINUED  ACCEPTANCE  OF THE
DIRECT  SELLING   PHILOSOPHY,   THE  MAINTENANCE  OF  OUR  NETWORK  OF  EXISTING
INDEPENDENT  DISTRIBUTOR  REPRESENTATIVES  AND  THE  RECRUITMENT  OF  ADDITIONAL
SUCCESSFUL INDEPENDENT DISTRIBUTOR REPRESENTATIVES.

         Darius markets and sells herbal  vitamins and dietary  supplements  for
the  human   condition   through   its   network  of   independent   distributor
representatives.    Its   products   are   sold   to   independent   distributor
representatives  who either use the products for their own personal  consumption or resell them to consumers. The independent distributor representatives receive
compensation  for  sales  achieved  by  means  of  a  commission   structure  or
compensation  plan on certain  product sales of certain  personnel  within their downstream independent distributor representative network. Since the independent distributor  representatives  are not  employees  of  Darius,  they are under no obligation to continue buying and selling  Darius'  products and the loss of key
high-level   distributors   could  negatively   impact  our  future  growth  and
profitability.

         OUR FUTURE SUCCESS DEPENDS ON THE CONTINUED SALES OF OUR PRINCIPAL PRODUCT.

         For the fiscal year ended December 31, 2005, our Cold-Eeze(R)  products represented approximately 55% of our total sales. While we have diversified into health and wellness products,  our line of Cold-Eeze(R) products continues to be a major part of our  business.  Accordingly,  we have to depend on the continued
acceptance of Cold-Eeze(R) products by our customers.  However,  there can be no assurance  that our  Cold-Eeze(R)  products  will  continue  to  receive  market acceptance.  The inability to  successfully  commercialize  Cold-Eeze(R)  in the future,  for any reason,  would have a material  adverse effect on our financial condition, prospects and ability to continue operations.

         WE HAVE A  CONCENTRATION  OF  SALES  TO AND  ACCOUNTS  RECEIVABLE  FROM
SEVERAL LARGE CUSTOMERS.

         Although we have a broad range of customers  that  includes  many large wholesalers,  mass  merchandisers and multiple outlet pharmacy chains,  our five largest customers account for a significant  percentage of our sales. These five customers  accounted  for 29% of total sales for the fiscal year ended  December
31, 2005 and 29% of total sales for the fiscal year ended  December 31, 2004. In addition,  customers  comprising the five largest accounts  receivable  balances represented  47% and 48% of total accounts  receivable  balances at December 31,
2005 and 2004,  respectively.  We extend credit to our  customers  based upon an evaluation  of their  financial  condition  and  credit  history,  and we do not generally require collateral. If one or more of these large customers cannot pay us, the write-off of their  accounts  receivable  would have a material  adverse effect on our operations and financial  condition.  The loss of sales to any one or more of these large  customers  would also have a material  adverse effect on our operations and financial condition.

         WE ARE  DEPENDENT ON  THIRD-PARTY  MANUFACTURERS  AND SUPPLIERS FOR OUR
HEALTH AND WELLNESS  PRODUCTS AND THIRD-PARTY  SUPPLIERS FOR CERTAIN OF OUR COLD
REMEDY PRODUCTS.

         We do not manufacture any of our Health and Wellness  products,  nor do we  manufacture  any of the  ingredients  in these  products.  In  addition,  we purchase all active  ingredients  that are raw materials used in connection with our  Cold-Eeze(R)  product from a single  unaffiliated  supplier.  Should any of these  relationships  terminate,  we believe that the contingency plans which we have  formulated  would  prevent a  termination  from  materially  affecting our operations.  However,  if any of these relationship is terminated,  there may be delays in production of our products until an acceptable replacement facility is located. We continue to look for safe and reliable multiple-location sources for products and raw  materials  so that we can continue to obtain  products and raw materials in the event of a disruption  in our  business  relationship  with any single manufacturer or supplier.  While we have identified secondary sources for some of our products and raw materials,  our inability to find other sources for some of our other products and raw materials may have a material  adverse effect on our operations.  In addition,  the terms on which manufacturers and suppliers will make  products  and raw  materials  available  to us could  have a material effect on our success.

         WE ARE UNCERTAIN AS TO WHETHER WE CAN PROTECT OUR PROPRIETARY RIGHTS.

         The strength of our patent  position may be important to our  long-term success.  We currently  own five patents in  connection  with  products that are being  developed  by  Quigley  Pharma.  In  addition,  we have been  granted  an exclusive agreement for worldwide representation,  manufacturing,  marketing and distribution  rights  to  a  zinc/gluconate/glycine  lozenge  formulation.  That formulation  has been patented in the United  States,  Germany,  France,  Italy,
Sweden, Canada and Great Britain and a patent is pending in Japan. However, this patent in the United  States  expired in August 2004 and expired in June 2005 in all countries except Japan.

         There can be no assurance that these patents and our exclusive  license will effectively  protect our products from duplication by others.  In addition, we may not be  able  to  afford  the  expense  of any  litigation  which  may be necessary to enforce our rights  under any of our  patents.  Although we believe that our  current  and future  products  do not and will not  infringe  upon the patents or violate the  proprietary  rights of others,  if any of our current or future products do infringe upon the patents or proprietary rights of others, we may have to  modify  our  products  or  obtain  an  additional  license  for the manufacture  and/or  sale of such  products.  We could also be  prohibited  from selling the infringing products.  If we are found to infringe on the proprietary rights of others,  we are uncertain  whether we will be able to take  corrective actions in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do so could have a material  adverse  effect  upon our  business, financial condition and operations.

         We also use  non-disclosure  agreements with our employees,  suppliers, consultants  and  customers  to  establish  and protect the ideas,  concepts and documentation  of our  confidential  non-patented  and  non-copyright  protected proprietary  technology  and  know-how.  However,  these  methods may not afford complete  protection.  There can be no  assurance  that third  parties  will not obtain access to or independently  develop our  technologies,  know-how,  ideas, concepts and  documentation,  which could have a material  adverse effect on our financial condition.

         THE SALES OF OUR PRIMARY PRODUCT FLUCTUATES BY SEASON.

         A significant portion of our business is highly seasonal,  which causes major  variations  in operating  results from quarter to quarter.  The third and fourth quarters generally represent the largest sales volume for our cold remedy products.  There can be no assurance  that we will be able to manage our working capital needs and our inventory to meet the fluctuating demand for our products.
Failure to  accurately  predict and  respond to consumer  demand may cause us to produce excess inventory.  Conversely,  if products achieve greater success than anticipated for any given quarter, we may not have sufficient  inventory to meet customer demand.

         OUR EXISTING PRODUCTS AND OUR NEW PRODUCTS UNDER DEVELOPMENT  EXPOSE US
TO POTENTIAL PRODUCT LIABILITY CLAIMS.

         Our  business  exposes  us to an  inherent  risk of  potential  product liability claims,  including claims for serious bodily injury or death caused by the sales of our existing products and the clinical trials of our products which are being developed.  These claims could lead to substantial  damage awards.  We currently  maintain  product  liability  insurance  in the amount of, and with a maximum payout of, $15 million.  A successful claim brought against us in excess of, or outside of, our insurance  coverage could have a material  adverse effect on our  results of  operations  and  financial  condition.  Claims  against  us, regardless of their merit or eventual outcome,  may also have a material adverse effect on the consumer demand for our products.

         WE ARE INVOLVED IN LAWSUITS REGARDING CLAIMS RELATING TO CERTAIN OF OUR
COLD-EEZE(R) PRODUCTS.

         We are,  from time to time,  subject to various legal  proceedings  and claims,  either asserted or unasserted.  Any such claims whether with or without merit,  could be  time-consuming  and  expensive  to  defend  and  could  divert management's attention and resources. While management believes we have adequate insurance coverage and, if applicable,  accrued loss contingencies for all known matters,  we cannot assure that the outcome of all current or future  litigation will not have a material adverse effect on us.

         A SUBSTANTIAL  AMOUNT OF OUR  OUTSTANDING  COMMON STOCK IS OWNED BY OUR
CHAIRMAN OF THE BOARD AND PRESIDENT AND OUR EXECUTIVE  OFFICERS AND DIRECTORS AS
A GROUP CAN SIGNIFICANTLY INFLUENCE ALL MATTERS VOTED ON BY OUR STOCKHOLDERS.

         Guy  J.  Quigley,  our  Chairman  of the  Board,  President  and  Chief
Executive  Officer,  through  his  beneficial  ownership,  has the power to vote approximately  33.2% of our common stock.  Mr.  Quigley and our other  executive officers and directors collectively  beneficially own approximately 48.7% of our common stock.  These individuals have significant  influence over the outcome of all matters  submitted  to  stockholders  for  approval,  including  election of directors. Consequently, they exercise substantial control over all of our major decisions which could prevent a change of control of us.

         OUR STOCK PRICE IS VOLATILE.

         The  market  price of our  common  stock  has  experienced  significant volatility.  From January 1, 2002 to March 10, 2006, our per share bid price has ranged  from a low of  approximately  $2.03 to a high of  approximately  $16.94.
There are several factors which could affect the price of our common stock, some of which are  announcements  of  technological  innovations  for new  commercial products by us or our competitors, developments concerning propriety rights, new or revised  governmental  regulation or general conditions in the market for our products. Sales of a substantial number of shares by existing stockholders could also have an adverse effect on the market price of our common stock.

         FUTURE SALES OF SHARES OF OUR COMMON  STOCK IN THE PUBLIC  MARKET COULD
ADVERSELY AFFECT THE TRADING PRICE OF SHARES OF OUR COMMON STOCK AND OUR ABILITY
TO RAISE FUNDS IN NEW STOCK OFFERINGS.

         Future  sales of  substantial  amounts of shares of our common stock in the public market, or the perception that such sales are likely to occur,  could affect prevailing trading prices of our common stock and, as a result, the value of the notes.  As of March 10, 2006,  we had  11,678,478  shares of common stock outstanding.

         We also have outstanding  options to purchase an aggregate of 3,068,750 shares  of  common  stock at an  average  exercise  price of $7.58 per share and outstanding  warrants to purchase an  aggregate  of  1,555,000  shares of common stock at an exercise price of $4.76 per warrant. If the holders of these shares, options  or  warrants  were to  attempt  to sell a  substantial  amount of their holdings at once,  the market price of our common  stock would  likely  decline.
Moreover, the perceived risk of this potential dilution could cause stockholders to attempt to sell their shares and  investors to "short" the stock,  a practice in which an  investor  sells  shares  that he or she does not own at  prevailing market  prices,  hoping to purchase  shares  later at a lower price to cover the sale.  As each of these  events  would  cause the number of shares of our common stock being offered for sale to increase,  the common stock's market price would likely  further  decline.  All of these  events  could  combine  to make it very difficult for us to sell equity or equity-related  securities in the future at a time and price that we deem appropriate.

         WE DO NOT INTEND TO PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

         We  have  not  paid  cash  dividends  on our  common  stock  since  our inception.  We  currently  intend to  retain  earnings,  if any,  for use in our business and do not anticipate  paying any cash dividends to our stockholders in the foreseeable future.

         OUR ARTICLES OF  INCORPORATION  AND BY-LAWS CONTAIN CERTAIN  PROVISIONS
THAT MAY BE BARRIERS TO A TAKEOVER.

         Our Articles of  Incorporation  and By-laws contain certain  provisions which may deter,  discourage,  or make it difficult  to assume  control of us by another corporation or person through a tender offer,  merger,  proxy contest or similar  transaction  or series of  transactions.  These  provisions may deter a future tender offer or other takeover  attempt.  Some  stockholders  may believe such an offer to be in their best interest because it may include a premium over the market price of our common stock at the time. In addition,  these provisions may assist our current  management  in retaining  its position and place it in a better  position to resist changes which some  stockholders  may want to make if dissatisfied with the conduct of our business.

         WE HAVE AGREED TO INDEMNIFY OUR OFFICERS AND DIRECTORS FROM LIABILITY.

         Sections 78.7502 and 78.751 of the Nevada General Corporation Law allow us to  indemnify  any  person  who  is or  was  made a  party  to,  or is or was threatened to be made a party to, any pending,  completed, or threatened action, suit or proceeding because he or she is or was a director,  officer, employee or agent  of ours or is or was  serving  at our  request  as a  director,  officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise.  These  provisions  permit us to advance  expenses to an indemnified party in  connection  with  defending  any such  proceeding,  upon receipt of an undertaking  by the  indemnified  party to repay  those  amounts  if it is later

                                       10

determined that the party is not entitled to  indemnification.  These provisions may also reduce the likelihood of derivative  litigation  against  directors and officers and discourage or deter  stockholders  from suing directors or officers for breaches of their duties to us, even though such an action,  if  successful, might otherwise benefit us and our stockholders. In addition, to the extent that we expend funds to indemnify  directors and officers,  funds will be unavailable for operational purposes.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This  prospectus and the documents  incorporated by reference into this prospectus contain forward-looking  statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as
amended,  that  are not  historical  facts  but  rather  are  based  on  current expectations,  estimates and  projections  about our business and industry,  our beliefs and  assumptions.  Words such as  "anticipates",  "expects",  "intends",
"plans",  "believes",  "seeks",  "estimates"  and  variations of these words and similar expressions are intended to identify forward-looking  statements.  These statements are not guarantees of future  performance  and are subject to certain risks,  uncertainties  and other factors,  some of which are beyond our control, are  difficult  to predict and could cause actual  results to differ  materially from those  expressed or forecasted  in the  forward-looking  statements.  These risks and uncertainties  include those described in "Risk Factors"  beginning on page 1 and elsewhere in this prospectus and documents  incorporated by reference into this  prospectus.  You are cautioned  not to place undue  reliance on these forward-looking  statements,  which reflect our management's view only as of the date of  this  prospectus  or as of the  date of any  document  incorporated  by reference  into this  prospectus.  We  undertake no  obligation  to update these
statements   or  publicly   release  the  results  of  any   revisions   to  the
forward-looking  statements that we may make to reflect events or  circumstances after the date of this prospectus or the date of any document  incorporated into this prospectus or to reflect the occurrence of unanticipated events.

                                 USE OF PROCEEDS

         The selling stockholders will receive all the proceeds from the sale of our common  stock under this  prospectus.  Accordingly,  we will not receive any part of the proceeds from the sale of our common stock under this prospectus.

                              SELLING STOCKHOLDERS

         This  Prospectus   relates  to  the  offer  and  sale  by  the  selling
stockholders  of up to 1,500,000  shares issued under the  Company's  1997 Stock
Option Plan to the selling  stockholders.  This  Prospectus also relates to such indeterminate  number of additional  shares of common stock that may be acquired by the selling  stockholders as a result of the  antidilution  provisions of the
Company's 1997 Stock Option Plan. To the extent required, additional information regarding the identity of the selling stockholders and certain other information relating to the selling  stockholders  will be  provided by  supplement  to this
Prospectus.

         The following table sets forth (i) the number of shares of common stock beneficially owned by each selling  stockholder prior to the offering,  (ii) the number of shares  of common  stock  being  offered  for  resale by each  selling stockholder  and (iii) the number and  percentage of shares of common stock that each selling stockholder will beneficially own after completion of the offering.
Except as set forth below,  none of the selling  stockholders has had a material relationship with the Company during the past three years.

                                       11

                                                                               Number of Common
                                      Number of                              Shares/Percentage of
                                    Common Shares         Number of          Shares/Percentage of
                                   Owned Prior to       Common Shares         After Completion of
Name                              the Offering (1)      to be Offered           the Offering
----                              -----------------     -------------        --------------------
Guy J. Quigley (2)(3)(4)                  4,313,639           105,500           4,208,139 / 32.3%
Charles A. Phillips (2)(3)(5)             1,999,502            80,000           1,910,502 / 15.1%
George J. Longo (2)(3)(6)                   675,000            40,000              635,000 / 5.2%
Jacqueline F. Lewis (2)(7)                  120,000            20,000                100,000 / *
Rounsevelle W. Schaum (2)(8)                 65,000            20,000                 45,000 / *
Stephen W. Wouch (2)(9)                      50,500            20,000                 30,500 / *
Terrence O. Tormey (2)(10)                   40,000            20,000                 20,000 / *
* - less than 1%

     (1)   Beneficial  ownership has been  determined  in  accordance  with Rule
           13d-3 under the  Securities  Exchange Act of 1934, as amended  ("Rule
           13d-3"), and unless otherwise indicated,  represents shares for which the  beneficial  owner has sole  voting  and  investment  power.  The percentage of class is  calculated in accordance  with Rule 13d-3 and includes  options or other rights to  subscribe  for shares of common stock which are exercisable within sixty (60) days of March 27, 2006.
     (2)   Director of the Company.
     (3)   Executive Officer of the Company.
     (4)   Mr.  Quigley's  beneficial  ownership  includes  options and warrants exercisable  within  sixty (60) days from March 27,  2006 to purchase
           1,075,125  shares of Common  Stock,  options and warrants to purchase
           277,250 shares of Common Stock  beneficially  owned by Mr.  Quigley's wife and an aggregate of 514,705 shares beneficially owned by members of Mr. Quigley's immediate family.
     (5)   Mr.  Phillips'  beneficial  ownership  includes  options and warrants exercisable  within  sixty (60) days from March 27,  2006 to purchase
           977,125  shares of Common  Stock  and  1,671  shares of Common  Stock beneficially owned by Mr. Phillips' wife.
     (6)   Mr.  Longo's  beneficial  ownership  includes  options  and  warrants exercisable  within  sixty (60) days from March 27,  2006 to purchase
           635,000 shares of Common Stock.
     (7)   Ms. Lewis' address is P. O. Box 581,  Lahaska,  PA 18931.  Ms. Lewis'
           beneficial  ownership includes options  exercisable within sixty (60)
           days from March 27, 2006 to purchase 120,000 shares of Common Stock.
     (8)   Mr.  Schaum's  address is 157 Harrison Ave,  Newport,  RI 02840.  Mr.
           Schaum's  beneficial  ownership  includes options  exercisable within sixty  (60) days from March 27,  2006 to  purchase  65,000  shares of
           Common Stock.
     (9)   Mr. Wouch's  address is 415 Sargon Way,  Suite J, Horsham,  PA 19044.
           Mr. Wouch's beneficial  ownership includes options exercisable within sixty  (60) days from March 27,  2006 to  purchase  50,000  shares of
           Common Stock.
     (10)  Mr.  Tormey's  address is 4842  Mountain Top Road West,  New Hope, PA
           18938. Mr. Tormey's beneficial ownership includes options exercisable within sixty (60) days from March 27, 2006 to purchase  40,000 shares of Common Stock.

           Our  registration  of the shares included in this prospectus does not necessarily mean that each of the selling  stockholders  will opt to sell any of the shares offered  hereby.  The shares  covered by this  prospectus may be sold from time to time by the selling stockholders so long as this prospectus remains in effect.

                                       12

                              PLAN OF DISTRIBUTION

         This  offering  is  self-underwritten;   neither  we  nor  the  selling
stockholders  have employed an  underwriter  for the sale of common stock by the selling  stockholders.  We  will  bear  all  expenses  in  connection  with  the preparation of this prospectus.  The selling stockholders will bear all expenses associated with the sale of the common stock.

         The  selling  stockholders  may offer  their  shares  of  common  stock directly  or  through  pledgees,  donees,  transferees  or other  successors  in interest in one or more of the following transactions:

         o        On any stock  exchange on which the shares of common stock may be listed at the time of sale

         o        In negotiated transactions

         o        In the over-the-counter market

         o        In a combination of any of the above transactions

         The selling  stockholders may offer their shares of common stock at any of the following prices:

         o        Fixed prices which may be changed

         o        Market prices prevailing at the time of sale

         o        Prices related to such prevailing market prices

         o        At negotiated prices

         The selling stockholders may effect such transactions by selling shares
to  or  through   broker-dealers,   and  all  such  broker-dealers  may  receive
compensation  in the form of discounts,  concessions,  or  commissions  from the selling  stockholders  and/or the  purchasers of shares of common stock for whom such  broker-dealers  may act as agents or to whom they sell as  principals,  or both (which compensation as to a particular  broker-dealer might be in excess of customary commissions).

         Any broker-dealer  acquiring common stock from the selling stockholders may sell the shares either  directly,  in its normal  market-making  activities, through or to other brokers on a principal or agency basis or to its  customers.
Any such sales may be at prices then prevailing on the Nasdaq National Market or at prices related to such  prevailing  market prices or at negotiated  prices to its customers or a combination of such methods. The selling stockholders and any broker-dealers  that  act in  connection  with  the  sale  of the  common  stock hereunder  might be deemed to be  "underwriters"  within the  meaning of Section
2(11) of the Securities Act; any commissions  received by them and any profit on the resale of shares as principal might be deemed to be  underwriting  discounts and commissions under the Securities Act. Any such commissions, as well as other expenses incurred by the selling stockholders and applicable transfer taxes, are payable by the selling stockholders.

                                       13

         The selling stockholders reserve the right to accept, and together with any agent of the selling stockholder, to reject in whole or in part any proposed purchase of the shares of common stock.  The selling  stockholders  will pay any
sales   commissions   or  other   seller's   compensation   applicable  to  such
transactions.

         We have not  registered or qualified  offers and sales of shares of the common stock under the laws of any  country,  other than the United  States.  To comply  with  certain  states'  securities  laws,  if  applicable,  the  selling stockholders  will  offer  and  sell  their  shares  of  common  stock  in  such jurisdictions  only  through  registered  or  licensed  brokers or  dealers.  In addition,  in certain  states  the  selling  stockholders  may not offer or sell shares of common stock unless we have  registered  or qualified  such shares for sale in such  states  or we have  complied  with  an  available  exemption  from registration or qualification.

         The selling  stockholders  are  required to comply  with  Regulation  M promulgated  under the  Exchange  Act. In general,  Rule 102 under  Regulation M prohibits  any person  connected  with a  distribution  of our common stock from directly or indirectly bidding for, or purchasing for any account in which he or she has a beneficial interest,  any of our common stock or any right to purchase our common stock,  for a period of one business day before and after  completion of his or her participation in the distribution (we refer to that time period as the "distribution period").

         During the distribution  period,  Rule 104 under Regulation M prohibits the selling  stockholders and any other persons engaged in the distribution from engaging in any  stabilizing  bid or purchasing  our common stock except for the purpose of  preventing  or  retarding a decline in the open market  price of our common  stock.  No  such  person  may  effect  any  stabilizing  transaction  to facilitate any offering at the market. Inasmuch as the selling stockholders will be reoffering  and reselling our common stock at the market,  Rule 104 prohibits them from effecting any  stabilizing  transaction in  contravention  of Rule 104 with respect to our common stock.

         There can be no assurance that the selling  stockholders  will sell any or all of the shares offered by them hereunder or otherwise.

                                  LEGAL MATTERS

         The validity of the shares of common stock  offered in this  prospectus have been passed upon by Olshan  Grundman  Frome  Rosenzweig & Wolosky LLP, Park
Avenue Tower, 65 East 55th Street, New York, New York 10022.

                                     EXPERTS

         The consolidated  financial statements  incorporated in this prospectus by  reference  to our  Annual  Report on Form  10-K for the  fiscal  year  ended
December 31, 2005 have been so incorporated in reliance on the reports of Amper,
Politziner & Mattia, P.C. and  PricewaterhouseCoopers  LLP (only with respect to the fiscal year ended December 31, 2003), each an independent  registered public accounting firm, given on the authority of said firms as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form S-8 with the SEC for the resale of the common stock being offered under this prospectus.  This prospectus does not contain all the  information set forth in the  registration  statement.

                                       14

You should refer to the  registration  statement and its exhibits for additional information.  Whenever  we  make  references  in this  prospectus  to any of our contracts,  agreements or other  documents,  the references are not  necessarily complete  and you should  refer to the  exhibits  attached  to the  registration statement for the copies of the actual contract, agreement or other document.

         We are subject to the  information  and reporting  requirements  of the
Securities  Exchange Act of 1934, as amended,  and file annual,  quarterly,  and current reports,  proxy statements,  and other information with the SEC. You may read and copy all or any portion of the  registration  statement or any reports, statements or other  information that we file at the SEC's public reference room at 100 F Street, N.E.,  Washington,  D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains an internet site that contains reports,  proxy and information  statements,  and other information  regarding issuers that file electronically with the SEC. Our SEC filings are also available at the SEC's web site at HTTP://WWW.SEC.GOV or at our web site at http://www.quigleyco.com.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors,  officers or persons controlling the Company,
the  Company  has  been  advised  that  it  is  the  SEC's   opinion  that  such
indemnification  is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                       15

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to incorporate  by reference the  information we file with it,  which  means  that we can  disclose  important  information  to you by referring you to those documents. The information we incorporate by reference is considered to be part of this  prospectus,  and  information  that we file later with the SEC will  automatically  update  and  supersede  this  information.  We incorporate by reference the documents  listed below and any future filings made by us with the SEC under Sections  13(a),  13(c),  14 or 15(d) of the Securities
Exchange Act of 1934,  until the sale of all the shares of common stock that are part of this offering.  The documents we are  incorporating  by reference are as follows:

         (1) Our  Annual  Report on Form 10-K for the year  ended  December  31,
2005;

         (2) Our Current Report on Form 8-K filed on February 27, 2006; and

         (3) The  description  of our Common  Stock,  $.0005  par value,  in our registration statement on Form 8-A filed October 25, 1996.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The  Company's  By-laws  authorize  indemnification  of  directors  and officers as follows:

               ARTICLE V - INDEMNIFICATION OF OFFICERS, DIRECTORS,
                              EMPLOYEES AND AGENTS

         Section 1. The  corporation  shall indemnify any person who was or is a party or threatened to be made a party to any  threatened,  pending or completed
action,  suit  or  proceeding,   whether  civil,  criminal,   administrative  or
investigative  (other  than  action  by or in the right of the  corporation)  by reason of the fact that he is or was a director,  officer,  employee or agent of the  corporation,  or is or was serving at the request of the  corporation  as a director, officer, employee or agent of another corporation,  partnership, joint venture,  trust or other  enterprise,  against  expenses  (including  attorneys'
fees),  judgments,  fines and amounts paid in settlement actually and reasonably incurred by him in connection  with such action,  suit or proceeding if he acted in good faith and in a manner he reasonably  believed to be in or not opposed to the best interests of the corporation,  and, with respect to any criminal action or proceeding,  had no reasonable cause to believe his conduct was unlawful. The termination of any action,  suit or proceeding by judgment,  order,  settlement, conviction,  or upon a plea of nolo contendere or its equivalent,  shall not, of itself,  create a presumption that the person did not act in good faith and in a

                                      II-1

manner  which  he  reasonably  believed  to be in or not  opposed  to  the  best interests  of the  corporation,  and,  with  respect to any  criminal  action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 2. No officer,  director or  stockholder  may become  surety on behalf of the  corporation for any of its  obligations  under any  circumstances whatsoever.

         In addition,  Section  78.7502 of the Nevada  General  Corporation  Law
reads as follows:

DISCRETIONARY AND MANDATORY  INDEMNIFICATION OF OFFICERS,  DIRECTORS,  EMPLOYEES
AND AGENTS: GENERAL PROVISIONS.

         1.    A  corporation  may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding,  whether civil,  criminal,  administrative or investigative, except an action  by or in the right of the  corporation,  by reason of the fact that he is or was a director,  officer, employee or agent of the corporation, or is or was serving at the  request of the  corporation  as a  director,  officer, employee or agent of another corporation,  partnership,  joint venture, trust or other enterprise,  against expenses, including attorneys' fees, judgments, fines and  amounts  paid in  settlement  actually  and  reasonably  incurred by him in connection with the action, suit or proceeding if he:

               (a) Is not liable [if it is proven that his act or failure to act did not  constitute a breach of his  fiduciary  duties as a director or officer  and his  breach of those  duties did not  involve  intentional misconduct, fraud or a knowing violation of law]; or

               (b)  Acted  in good  faith  and in a manner  which he  reasonably believed  to be in  or  not  opposed  to  the  best  interests  of  the corporation,  and, with respect to any criminal  action or  proceeding, had no reasonable cause to believe his conduct was unlawful.

         The termination of any action,  suit or proceeding by judgment,  order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable [since his act or failure to act  constituted  a breach of his  fiduciary  duties as a director or officer and his breach of those duties involved intentional misconduct, fraud or a knowing  violation  of law] or did not act in good faith and in a manner which he  reasonably  believed  to be in or not opposed to the best  interests  of the corporation,  or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         2.    A  corporation  may indemnify any person who was or is a party or is threatened to be made a party to any threatened,  pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director,  officer,  employee or agent of the corporation,  or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation,  partnership, joint venture,  trust or other enterprise against expenses,  including amounts paid in settlement  and  attorneys'  fees  actually  and  reasonably  incurred by him in connection with the defense or settlement of the action or suit if he:

               (a) Is not liable [if it is proven that his act or failure to act did not  constitute a breach of his  fiduciary  duties as a director or officer  and his  breach of those  duties did not  involve  intentional misconduct, fraud or a knowing violation of law]; or

                                      II-2

                  (b) Acted in good  faith and in a manner  which he  reasonably believed  to be in  or  not  opposed  to  the  best  interests  of  the corporation.

         Indemnification  may not be made for any  claim,  issue or matter as to which  such a person has been  adjudged  by a court of  competent  jurisdiction, after  exhaustion of all appeals  therefrom,  to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the  court in which  the  action  or suit  was  brought  or other  court of competent  jurisdiction  determines  upon  application  that  in view of all the circumstances  of the case,  the person is fairly  and  reasonably  entitled  to indemnity for such expenses as the court deems proper.

         3.    To the extent  that a director,  officer,  employee or agent of a corporation  has been  successful  on the merits or  otherwise in defense of any action,  suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein,  the corporation shall indemnify him against expenses,  including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         Pursuant to the Registration  Rights Agreement dated October 1, 2004 by and  among  the  Company  and the  selling  stockholders  in which we  agreed to register  the resale of their  shares of common  stock with the  Securities  and
Exchange Commission,  we will indemnify the selling stockholders against certain liabilities,  including  liabilities  under the  Securities Act of 1933, and the selling  stockholders will indemnify us and our executive officers and directors against certain liabilities,  including  liabilities under the Securities Act of
1933.

         Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors,  officers and controlling  persons of the Company pursuant to any charter, provision,  by-law, contract,  arrangement, statute or  otherwise,  the Company has been  advised that in the opinion of the
Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

Exhibit No.    Description

     4.1       Specimen   Certificate   of  the   Registrant's   Common   Stock,
               incorporated herein by reference to Exhibit 4.1 of Form 10-KSB/A, filed on April 4, 1997.

     4.2       1997 Stock  Option  Plan,  incorporated  herein by  reference  to
               Exhibit 10.1 to the Company's registration statement on Form S-8, filed on August 13, 1998.

     4.3       Amendment  No.  1 to the 1997  Stock  Option  Plan,  incorporated herein by reference to Exhibit 10.1 to the Company's registration statement on Form S-8, filed on November 15, 2001.

     4.4*      Amendment No. 2 to the 1997 Stock Option Plan

                                      II-3

     5.1*      Opinion of Olshan Grundman Frome & Rosenzweig LLP with respect to legality of the Common Stock.

     23.1*     Consent of PricewaterhouseCoopers  LLP, an independent registered public accounting firm.

     23.2*     Consent  of Amper,  Politziner  & Mattia,  P.C.,  an  independent registered public accounting firm.

     23.3*     Consent  of Olshan  Grundman  Frome  Rosenzweig  &  Wolosky  LLP,
               included in Exhibit No. 5.1.

     24.1*     Power  of  Attorney,  included  on the  signature  page  to  this
               Registration Statement.

-------
*      Filed herewith.

ITEM 9.  UNDERTAKINGS

     A.   The undersigned registrant hereby undertakes:

          (1)  To file,  during  any  period in which  offers or sales are being made, a post-effective  amendment to this registration  statement to include any material  information  with respect to the plan of
               distribution   not  previously   disclosed  in  the  registration
               statement  or any  material  change  to such  information  in the registration statement;

          (2)  That,  for the purposes of  determining  any liability  under the
               Securities Act of 1933, each such post-effective  amendment shall be  deemed to be a new  registration  statement  relating  to the securities  offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment  any of the  securities  being  registered  that remain unsold at the termination of the offering.

     B.   The undersigned  registrant  hereby  undertakes  that, for purposes of determining  any  liability  under the  Securities  Act of 1933,  each filing of the registrant's  annual report pursuant to Section 13(a) or
          15(d) of the Securities  Exchange Act of 1934 (and, where  applicable, each filing of an employee  benefit  plan's annual report  pursuant to
          Section  15(d)  of the  Securities  Exchange  Act  of  1934)  that  is incorporated  by reference  in this  Registration  Statement  shall be deemed to be a new registration  statement  relating to the securities offered  therein,  and the  offering of such  securities  at that time shall be deemed to be the initial bona fide offering thereof.

     C.   Insofar  as   indemnification   for  liabilities   arising  under  the
          Securities  Act of 1933 may be  permitted to  directors,  officers and controlling  persons  of the  registrant  pursuant  to  the  foregoing provisions,  or otherwise, the registrant has been advised that in the

                                      II-4

          opinion of the Securities and Exchange Commission such indemnification is against  public policy as expressed in the  Securities  Act of 1933 and is,  therefore,  unenforceable.  In the  event  that a  claim  for indemnification  against such  liabilities  (other than the payment by the registrant of expenses incurred or paid by a director,  officer or controlling  person of the registrant in the successful defense of any action,  suit or proceeding) is asserted by such director,  officer or controlling person in connection with the securities being registered, the registrant  will,  unless in the opinion of its counsel the matter has been  settled  by a  controlling  precedent,  submit to a court of appropriate  jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                      II-5

                                   SIGNATURES

         Pursuant  to the  requirements  of the  Securities  Act  of  1933,  the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized, in the city of Doylestown, state of Pennsylvania on this 28th day of
March, 2006.

                                    THE QUIGLEY CORPORATION
                                         (Registrant)

                                    By:   /s/ Guy J. Quigley
                                       -----------------------------------------
                                    Name:  Guy J. Quigley
                                    Title: President and Chief Executive Officer

                                POWER OF ATTORNEY

         Know  all men by these  presents,  that  each  person  whose  signature appears below hereby constitutes and appoints Guy J. Quigley and George J. Longo his true and lawful  attorney-in-fact and agent, with full power of substitution and  resubstitution  for him and in his name,  place and  stead,  in any and all capacities,  to sign  any and all  amendments  to this  Form S-8 and to file the same, with exhibits thereto, and other documents in connection  therewith,  with the Securities and Exchange Commission,  granting unto said attorney-in-fact and agent full power and  authority  to do and perform  each and every act and thing requisite  and  necessary to be done, as fully to all intents and purposes as he might or could do in  person,  hereby  ratifying  and  confirming  all that said attorney-in-fact  and  agent or either of them,  or their or his  substitute  or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant  to the  requirements  of the  Securities  Act of  1933,  this registration  statement  has  been  signed  by  the  following  persons  in  the capacities and on the date indicated.

Signature                               Title                          Date
---------                               -----                          ----

/s/ Guy J. Quigley             Chairman of the Board,             March 28, 2006
---------------------------    President, Chief Executive
Guy J. Quigley                 Officer and Director (Principal
                               Executive Officer)

/s/ Charles A. Phillips        Executive Vice President, Chief    March 28, 2006
---------------------------    Operating Officer and Director
Charles A. Phillips

/s/ George J. Longo            Vice President, Chief Financial    March 28, 2006
---------------------------    Officer and Director (Principal
George J. Longo                Financial and Accounting Officer)

/s/ Jacqueline F. Lewis        Director                           March 28, 2006
---------------------------
Jacqueline F. Lewis

/s/ Rounsevelle W. Schaum      Director                           March 28, 2006
---------------------------
Rounsevelle W. Schaum

/s/ Stephen W. Wouch           Director                           March 28, 2006
---------------------------
Stephen W. Wouch

/s/ Terrence O. Tormey         Director                           March 28, 2006
---------------------------
Terrence O. Tormey
                                      II-6